Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-290134, 333-283756, 333-276003, 333-267972, 333-248759, 333-233760, 333-226884 and 333-260304), Form S-3 (File No. 333-292110, 333-287679, 333-278652, 333-276496, 333-263037, 333-258048, 333-256621, 333-255352 and 333-261509), and Form S-1 (File No. 333-287826, 333-283968, 333-275397, 333-256771, 333-251122, 333-239678, 333-229615, 333-272846, 333-230470, and 333-220368) of our report dated March 5, 2026, with respect to the consolidated financial statements of Adial Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Marlton, New Jersey

March 5, 2026